UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2013

AMERICAN MAGNA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

702-990-3256
(Registrant’s Telephone Number, Including Area Code)

_____________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2013, the Board of Directors of American Magna Corp. (the “Registrant”) approved and consented to the amendment and restatement of the July 19th, 2013 Magnesia Property option agreement (the “Agreement”) with Desert Pacific Exploration, Inc. (“DPE”) granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by DPE, a natural resource exploration company.

DPE is an affiliate controlled by Naomi Duerr, the wife of Herb Duerr, the President and CEO of the Registrant.

For all the terms and provisions of the amended and restated Magnesia Project Property Option Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.1.

Section 5 Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers

On July 19th, 2013, the Board of Directors of the Registrant approved the issuance of 15,000,000 shares of restricted common stock to Herb Duerr, the Registrant’s President and CEO for facilitating the execution of the Magnesia Property.

On August 26th, 2013, the Board of Directors of the Registrant approved and consented to amend and restate the original resolution dated July 19, 2013.  The Board of Directors of the registrant approved and consented to the issuance of 15,000,000 shares of restricted common stock to Desert Pacific Exploration Inc.; said shares are subject to the terms of the Escrow Agreement.

For all the terms and provisions of the Escrow Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.2.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Magnesia Project Property Option Agreement date August 26, 2013 by and between Desert Pacific Exploration, Inc., and American Magna Corp.

10.2 Escrow Agreement date August 26, 2013 by and between Desert Pacific Exploration, Inc.; American Magna Corp., and David Lubin & Associates PLLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2013

AMERICAN MAGNA CORP.

By: /s/ Herb Duerr
Name: Herb Duerr
Title: Chief Executive Officer